Exhibit 10.3

STOCK PLEDGE AGREEMENT

Date:	March 15, 2005

Pledgor:	BLUE WIRELESS & DATA, INC.
3001 Knox St., Suite 401, Dallas, TX 75205
Contact: John W. Mills, III, COO

Payee:	GREG MARTIN
6032 Canvas Back Dr., Frisco, TX 75034
fax: (214) 853-5538

STEVEN BENAVIDES
1740 Elmhurst Ct., Prosper, TX 75078
fax: (214) 853-5538

Company:	DSG TECHNOLOGY, INC. d/b/a PANABAND
4760 Preston Road, Suite 244-272, Frisco, Texas 75034

Pledged Stock:	100% of the stock equity of the Company, which includes all of the assets and operations of the Company’s d/b/a, Panaband.

Recitals

WHEREAS:

A.           The parties have entered into a Stock Purchase Agreement, dated as of the date hereof, for the acquisition of the Company, and as a part of the consideration thereunder, Payee has agreed to accept a Secured Promissory Note and a Convertible Debenture (the “Debts”) also dated as of the date hereof.

B.             As a condition to Payee accepting the Debts, Pledgor is to pledge the Pledged Stock to secure Pledgor’s payment of its obligations thereunder.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Definitions

All capitalized terms used herein without definition shall have the respective meanings provided therefore in the Debts.  Terms used herein and not defined in the Debts or otherwise defined herein that are defined in the Uniform Commercial Code of Texas have such defined meanings herein, unless the context otherwise indicates or requires, the following terms shall have the following meanings:

1.                                       Obligations.  The term “Obligations” shall mean all of Buyer’s obligations under the Debts, and shall include the Pledgor’s obligations to the Payee pursuant to this Agreement.

2.                                       Pledged Stock means all Pledged Stock described herein, including all options, warrants and similar rights to acquire such capital stock.

3.                                       Event of Default means a default under the terms of the Debts.

Terms and Conditions

1.                                       Security for Obligations. This Agreement is made with and granted to the Payee, as security for the payment and performance in full of all the Obligations.  As security for the payment and performance of the Obligations, the Pledgor pledges, grants and assigns to the Payee and the holders from time to time of

Initials:

any Obligation, all of the Pledgor’s right, title and interest in and to the Pledged Stock, as defined in this Agreement.

2.                                       Remedy.   If an Event of Default shall have occurred and not be cured, Payee shall thereafter have the following right and remedy (to the extent permitted by applicable law):  Payee may cause all or any part of the Pledged Stock held by it to be transferred into its name or the name of its nominee or nominees.

3.                                       Defeasance (Return of Pledged Stock).  When all Obligations arising under the Debts have been paid, performed and reasonably determined by the Payee to have been indefeasibly discharged in full, this Agreement shall terminate and, at the Pledgor’s written request, accompanied by such certificates and other items as the Payee shall reasonably deem necessary, the Pledged Stock shall revert to the Pledgor and the right, title and interest of the Payee therein shall terminate.  Thereupon, on the Pledgor’s demand and at its cost and expense, the Payee shall execute proper instruments, acknowledging satisfaction of and discharging this Agreement, and shall redeliver to the Pledgor any Pledged Stock then in its possession.

4.                                       Liquidation, Recapitalization, Etc..  Any value received by Pledgor upon the liquidation or dissolution of the Company shall be paid over and delivered to the Payee to be held by the Payee as security for the payment and performance in full of all of the Obligations.  In case, pursuant to the recapitalization or reclassification of the capital of the Company thereof or pursuant to the reorganization thereof, any distribution of capital shall be made on or in respect of any of the Pledged Stock shall be distributed and be delivered to the Payee to be held by it as security for the Obligations.  All sums of money paid or distributed in respect of the Pledged Stock, whether upon such a liquidation, dissolution, recapitalization or reclassification or otherwise, that are received by the Pledgor shall, until paid or delivered to the Payee, be held in trust for the Payee as security for the payment and performance in full of all of the Obligations.

5.                                       Covenants with Respect to Pledged Stock.  The Pledgor covenants that all shares of capital stock and similar securities included in the Pledged Stock shall be at all times duly authorized, validly issued, fully paid and (in the case of capital stock) nonassessable.  The Pledgor will deliver to the Payee certificates representing the Pledged Stock, registered, if the Payee so requests, in the name of the Payee or its nominee or accompanied by a stock transfer power executed in blank and, if the Payee so requests, with the signature guaranteed, all in form and manner satisfactory to the Payee.  From and after an Event of Default which has not been cured, the Payee may at any time transfer into its name or the name of its nominee any Pledged Stock.

6.                                       No Liens or Restrictions on Transfer or Change of Control.  All Pledged Stock shall be free and clear of any liens and restrictions on the transfer thereof, except for restrictions on transfer permitted by this Agreement.  None of the Pledged Stock shall be subject to any option to purchase or similar rights of any Company.

7.                                       Voting of Pledged Stock.  So long as no Event of Default shall have occurred and be continuing, the Pledgor shall be entitled to vote the Stock and to give consents, waivers and ratifications in respect of the Pledged Stock; provided, however, that no vote shall be cast or consent, waiver or ratification given by the Pledgor if the effect thereof would be inconsistent with or result in any violation of any of the provisions of the Debts, and the Payee will, if so requested, execute appropriate revocable proxies therefore.  All such rights of the Pledgor to vote and give consents, waivers and ratifications with respect to the Pledged Stock shall, at the Payee’s option, as evidenced by the Payee’s notifying the Pledgor of such election, cease in case an Event of Default shall have occurred and be continuing.  If an Event of Default shall have occurred which has not been cured, if and to the extent that the Payee shall so notify the Pledgor in writing, only the Payee or its assigns or successors in interest shall be entitled to vote or consent or take any other action with respect to the Pledged Stock (and the Pledgor will, if so requested, execute or cause to be executed appropriate proxies therefore).

8.                                       Representations and Warranties.  Pledgor represents, warrants, covenants and pledges the following:

a.                   Organization and Qualification.  Pledgor is duly organized and an existing corporation under the laws of the State of its incorporation with the exact legal name set forth in the first paragraph of this Agreement.  Pledgor is in good standing under the laws of said State, has the power to own its property and conduct its business as now conducted and as currently proposed to be conducted, and is duly qualified to do business under the laws of each state where the nature of the business done or property owned requires such qualification, except where the failure to so qualify would not have a material adverse effect.

b.                  Valid Obligations.  The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action and each represents a legal, valid and binding obligation of the Pledgor and is fully enforceable according to its terms, except as limited by laws relating to the enforcement of creditors’ rights.

c.                   Conflicts.  There is no provision in Pledgor’s organizational or charter documents, if any, or in any indenture, contract or agreement to which the Pledgor is a party which prohibits, limits or restricts the execution, delivery or performance of this Agreement.

d.                  Governmental Approvals.  The execution, delivery and performance of this Agreement does not require any approval of or filing with any governmental agency or authority.

e.                   Good Title.  Pledgor has good and marketable title to the Pledged Stock, subject to no pledges, liens, security interests, charges, options, restrictions or other encumbrances except the pledge and security interest created by this Agreement.

f.                     Full Power.  Pledgor has full power, authority and legal right to execute, deliver and perform its obligations under this Agreement; and

g.                  Defense.  Pledgor covenants that it will indemnify Payee and hold it harmless, and defend the Payee’s rights and security interest in such Pledged Stock against all claims and demands whatsoever.

9.                                       Marshalling.  The Payee shall not be required to marshal any present or future security for (including but not limited to this Agreement), or other assurances of payment of, the Obligations or any of them, or to resort to such security or other assurances of payment in any particular order.  All of the Payee’s rights hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising.  To the extent that it lawfully may, the Pledgor hereby agrees that it will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Payee’s rights under this Agreement or under any other instrument evidencing any of the Obligations or under which any of the Obligations is outstanding or by which any of the Obligations is secured or payment thereof is otherwise assured, and to the extent that it lawfully may the Pledgor hereby irrevocably waives the benefits of all such laws.

10.                                 Pledgor’s Obligations Not Affected.  The obligations of the Pledgor hereunder shall remain in full force and effect without regard to, and shall not be impaired by (a) any exercise or non-exercise, or any waiver, by the Payee or any seller of any right, remedy, power or privilege under or in respect of any of the Obligations (including this Agreement); (b) any amendment to or modification of the Debts, or any of the Obligations; (c) any amendment to or modification of any instrument (other than this Agreement) securing any of the Obligations; whether or not the Pledgor shall have notice or knowledge of any of the foregoing.

11.                                 Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of the Payee and its successors and assigns and shall be binding upon the Pledgor and its respective successors and assigns.  The Pledgor may not assign its rights or obligations under this Agreement without the written consent of the Payee.

12.                                 No Waiver, Etc.  Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by a written instrument expressly referring to this Agreement and to the provisions so modified or limited, and executed by all of the parties hereto.  No act, failure or delay by the Payee shall constitute a waiver of its rights and remedies hereunder or otherwise.  No single or partial waiver by the Payee of any default or right or remedy that it may have shall operate as a waiver of any other default, right or remedy or of the same default, right or remedy on a future occasion.

13.                                 Notices, Etc.  All notices and other communications made or required to be given pursuant to this Agreement shall be in writing and shall be by United States registered or certified first class mail, postage prepaid, or sent by overnight courier and confirmed by delivery via courier or postal service, addressed to the party at the address and fax number first stated herein.  Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered overnight courier to the party to which it is directed, at the time of the receipt thereof by such party and (ii) if sent by registered or certified first-class mail, postage prepaid, at the time of the receipt thereof by such party.

14.                                 Termination.  Upon final payment and performance in full of the Obligations and upon the termination of the Debts, this Agreement shall terminate and the Payee shall, at the Pledgor’s request and expense, return the Pledged Stock in the possession or control of the Payee as has not theretofore been disposed of pursuant to the provisions hereof at the time held by the Payee hereunder.

15.                                 Headings.  The article, paragraph and subparagraph headings hereof are inserted for convenience of reference only and shall not alter, define, or be used in construing the text of such articles, paragraphs or subparagraphs.

16.                                 Plurality.  When the context requires, singular nouns and pronouns include the plural.

17.                                 Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its conflict of laws rules.  Jurisdiction and venue shall reside exclusively in the courts of Dallas County, Texas.

18.                                 Severability.  If any provision of this Agreement is held to be invalid or unenforceable by any court of competent jurisdiction, it is the intent of all of the parties that all other provisions of this Agreement be construed to remain fully valid, enforceable and binding on the parties.

19.                                 Entire Agreement; Amendments.  Each of the parties represents that no promise or agreement which is not expressed in this Agreement, has been made to such party in executing this Agreement, and neither of the parties is relying upon any statement or representation not contained in this Agreement.  This Agreement, including any Exhibit hereto, constitutes the entire understanding between the parties hereto relative to the subject matter hereof, superseding any and all prior agreements, arrangements, and understandings, written or oral, between the parties.  This Agreement may be amended only by a written instrument signed by the parties.

20.                                 Power to Bind.  A responsible officer of the Pledgor has read and understands the contents of this Agreement and is empowered and duly authorized on behalf of the Pledgor to execute it.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the Date first written above.

PLEDGOR:

/s/ John W. Mills, III
BLUE WIRELESS & DATA, INC.
John W. Mills, III, COO

STATE OF TEXAS

COUNTY OF DALLAS

This instrument was acknowledged before me on the 14th day of March, 2005, by John W. Mills, III, COO of BLUE WIRELESS & DATA, INC., on behalf of said corporation.

/s/ Marcella Smith
Notary Public, State of Texas

PAYEES:

/s/ Greg Martin	/s/ Steven Benavides
GREG MARTIN	STEVEN BENAVIDES

STATE OF TEXAS

COUNTY OF DALLAS

This instrument was acknowledged before me on the 15th day of March, 2005, by GREG MARTIN.

/s/ Marcella Smith
Notary Public, State of Texas

STATE OF TEXAS

COUNTY OF DALLAS

This instrument was acknowledged before me on the 11th day of March, 2005, by STEVEN BENAVIDES.

/s/ Marcella Smith
Notary Public, State of Texas